Tom M. Djokovich
                50 Castilian Dr., Ste. A, Santa Barbara, CA 93117
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February 21, 2006                                                   VIA FAX
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Roaming Messenger
Att: Board of Directors
50 Castilian Dr., Ste. A
Santa Barbara, CA 93117
Fax: 805-964-6968


RE:  Resignation as Director and Chairman of Audit Committee


To the Board of Directors,

     For personal reasons, I find it necessary to resign as a member of the Board of Directors and Chairman of the Audit Committee of Roaming Messenger effective this date.


Best Regards,


     /s/   Tom M. Djokovich
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